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                                                                    EXHIBIT 23.5


                     [Letterhead of Hovde Financial, Inc.]



                                  CONSENT OF
                             HOVDE FINANCIAL, INC.
                             ---------------------



          We hereby consent to the use of our opinion letter dated October 7, 1998 to the Board of Directors of Avondale Financial Corporation (the "Company") attached as Appendix III to the Company's Joint Proxy Statement-Prospectus constituting part of the Registration Statement on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the heading "THE MERGER - Opinion of Avondale Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "Expert" as used in the Securities Act.



                                         HOVDE FINANCIAL, INC.



                                         By:     /s/ Hovde Financial, Inc.
                                               -----------------------------


Inverness, Illinois
December 31, 1998